EXHIBIT 23 (a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 27, 1997 included in or incorporated by reference in Washington Gas Light Company's Form 10-K for the year ended September 30, 1997 and to all references to our Firm included in this registration statement to issue and sell an aggregate not to exceed 2,300,000 authorized but unissued shares of its common stock, par value $1.00 per share.


                                                             ARTHUR ANDERSEN LLP

Washington, D.C.
September 18, 1998